EXHIBIT 5.1

Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.

March 18, 2005

Superior Energy Services, Inc.

1105 Peters Road

Harvey, Louisiana 70058

        Re:     Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Superior Energy Services, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on March 18, 2005 under the Securities Act of 1933, as amended (the "Securities Act").

The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $292,290,983 aggregate initial offering price of the following securities: (a) shares of common stock of the Company, par value $0.001 per share (the "Common Stock"); (b) shares of preferred stock of the Company, par value $0.01 per share (the "Preferred Stock"); (c) shares of Preferred Stock that may be represented by depositary shares (the "Depositary Shares," together with the Common Stock and the Preferred Stock, "Securities"); and (d) an indeterminate number of Common Stock upon the conversion or exchange of shares of Preferred Stock or Depositary Shares. Pursuant to Rule 429 under the Securities Act, the prospectus contained in the Registration Statement (the "Prospectus") also relates to the remaining unsold $57,709,017 aggregate amount of Securities previously registered by the Company under the Securities Act pursuant to a Registration Statement on Form S-3, File No. 333-35286.

The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the Prospectus and any supplements thereto (the "Prospectus Supplements").

In connection with this opinion, we have examined originals or photostatic or certified copies of the organizational and governing documents of the Company, each as amended to the date hereof, the Registration Statement, such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such latter documents. In our examination of executed documents and documents to be executed, we have assumed that the parties thereto had or will have the corporate, partnership, limited liability company or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite corporate, partnership, limited liability company or other action and the due execution and delivery by such parties of such documents.

Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.     The Common Stock will be validly issued, fully paid and non-assessable when:

(i)	(A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Common Stock, the terms of the offering thereof and related matters, (B) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (C) any and all Prospectus Supplement(s) required by the Securities Act have been delivered and filed as required thereby and (D) the Common Stock has been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus and any and all Prospectus Supplement(s) relating thereto; or

(ii)	the issuance of the Common Stock has been duly authorized, upon conversion or exchange of any other Security that has been duly authorized, issued, paid for and delivered, in accordance with the terms of such other Security.

2.     Each series of Preferred Stock will be validly issued, fully paid and non-assessable when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the series of Preferred Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) any and all Prospectus Supplement(s) required by the Securities Act have been delivered and filed as required thereby, (iv) a certificate of designations relating to the series of the Preferred Stock being issued, in a form to be included as an exhibit to the Registration Statement, has been duly filed with the Secretary of State of Delaware and (v) the series of Preferred Stock has been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus and any and all Prospectus Supplement(s) relating thereto.

3.     The Depositary Shares will be validly issued, fully paid and non-assessable when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) any and all Prospectus Supplement(s) required by the Securities Act have been delivered and filed as required thereby, (iv) a Deposit Agreement between the Company and a depositary (the "Deposit Agreement"), in a form to be included as an exhibit to the Registration Statement, has been executed and delivered and (v) the Depositary Shares have been delivered by the Company in accordance with the terms of the Deposit Agreement upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any and all Prospectus Supplement(s) relating thereto.

In connection with our opinions expressed above, we have assumed that, at or prior to the time of delivery of any Security: (a) the Company's Board of Directors' authorization of the issuance and sale of such Security shall not have been modified or rescinded; (b) the effectiveness of the Registration Statement shall not have been terminated or rescinded; and (c) there will not have occurred any change in law affecting the validity or enforceability of any Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We express no opinion other than as to the federal laws of the United States, the laws of the State of Louisiana and the Delaware General Corporation Law.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to us as it appears under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the general rules and regulations of the Commission promulgated thereunder.

                                                                                      Very truly yours,

                                                                                      /s/ Jones, Walker, Waechter, Poitevent,
                                                                                                Carrère & Denègre, L.L.P.

                                                                                      JONES, WALKER, WAECHTER, POITEVENT,
                                                                                              CARRÈRE & DENÈGRE, L.L.P.